Exhibit 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105133 of TXU Corp. on Form S-8 of our report dated July 11, 2005, appearing in this Annual Report on Form 11-K of the TXU Thrift Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
July 11, 2005